Exhibit 5.1

July 3, 2025

ProKidney Corp.
2000 Frontis Plaza Blvd., Ste. 250
Winston-Salem, NC 2710

Re:          ProKidney Corp.
Post-Effective Amendment to Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ProKidney Corp., a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-275701) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $500,000,000 aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) the Company’s debt securities consisting of either senior debt securities in one or more series (the “Senior Debt Securities”) or subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (d) the Company’s warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (e) the Company’s rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”), and (f) the Company’s units comprising any of such Securities (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering.  This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.1 to the Amendment to be entered into by and between the Company and a Trustee to be named therein (the “Senior Debt Trustee”), which provides that the form and terms of any series of Senior Debt Securities to be issued under such Indenture will be established by, or pursuant to, a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture, (ii) a form of the Indenture (the indentures in (i) and (ii) each, an “Indenture”) for the Subordinated Debt Securities filed as Exhibit 4.2 to the Amendment to be entered into by and between the Company and a trustee to be named therein (such trustee and the Senior Debt Trustee, each a “Trustee”), which provides that the form and terms of any series of Subordinated Debt Securities to be issued under such Indenture will be established by, or pursuant to, a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture, and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.  We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein other than the Company.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

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Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.          With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company or, if such Common Stock is issuable upon conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement (the “Warrant Agreement”) therefor or, if such Common Stock is issuable upon exercise of Securities constituting Rights, the applicable rights agreement (the “Rights Agreement”) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Common Stock (including any Common Stock duly issued (a) upon conversion of any Securities constituting Preferred Stock that are convertible into Common Stock, (b) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Common Stock, (c) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock, or (d) upon exercise of any Securities constituting Rights that are exercisable for Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

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2.          With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Preferred Stock (including any Preferred Stock duly issued (a) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock, (b) upon exercise of any Securities constituting Warrants that are exercisable for Preferred Stock, or (c) upon exercise of any Securities constituting Rights that are exercisable for Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

3.          With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary corporate action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities having been set forth in such Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and applicable officers’ certificate or supplemental indenture relating to such Debt Securities and any applicable definitive purchase, underwriting or similar agreement, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor or, if such Debt Securities are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Debt Securities (including (a) any Debt Securities duly issued upon exchange or conversion of any Securities constituting Preferred Stock that are exchangeable for or convertible into Debt Securities, (b) any Debt Securities duly issued upon exercise of any Securities constituting any Warrants that are exercisable for Debt Securities, or (c) any Debt Securities duly issued upon exercise of any Securities constituting any Rights that are exercisable for Debt Securities) (x) will have been duly authorized by all necessary corporate action on the part of the Company and (y) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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4.          With respect to Securities constituting Warrants, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          With respect to Securities constituting Rights, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Rights Agreement and such authorization and approval relating to such Rights and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Rights will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.          With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the actions with respect to each of the Securities comprising a part of such Units referred to in paragraph 1, 2, 3, 4 or 5 above, as applicable, have been taken, and (iii) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable unit agreement (the “Unit Agreement” and, together with each Indenture, Warrant Agreement and Rights Agreement, each, an “Instrument”) and such authorization and approval related to such Units and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We have assumed that, in the case of each offering and sale of Securities (including, in the case of any offering or sale of Units, with respect to such Units and each of the Securities comprising part of such Units):

(i)
the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded;

(ii)	a Prospectus Supplement will have been prepared and filed with the SEC describing such Securities;

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(iii)
such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (defined below) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)
unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, (c) Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, or (d) Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Rights, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities by the Company will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(v)
at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the Laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization, and the certificate of incorporation and bylaws of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof;

(vi)
the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, (a) the certificate of incorporation and bylaws of the Company, (b) any applicable Law or any agreement or instrument binding upon the Company, (c) any requirement or restriction imposed by any court or governmental or regulatory body, including any securities exchange on which the securities of the Company are listed for trading, having jurisdiction over the Company and (d)(1) if such Securities constitute Preferred Stock or Debt Securities exchangeable for or convertible into, or Warrants or Rights exercisable for, Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock, (2) if such Securities constitute Debt Securities or Preferred Stock exchangeable for or convertible into, or Warrants or Rights exercisable for, Debt Securities, the applicable Indenture and officers’ certificate or supplemental indenture and the applicable approval and authorization of the Company relating to such Debt Securities, (3) if such Securities constitute Warrants, the applicable Warrant Agreement therefor and the applicable approval and authorization of the Company relating to such Warrants, (4) if such Securities constitute Rights, the applicable Rights Agreement therefor and the applicable approval and authorization of the Company relating to such Rights, and (5) if such Securities constitute Units, the applicable Unit Agreement and the applicable approval and authorization of the Company relating to such Units;

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(vii)
if such Securities constitute Common Stock or Preferred Stock in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company (or, if (1) such Common Stock is issuable upon conversion of Securities constituting Preferred Stock, the certificate of designations therefor, (2) such Common Stock or Preferred Stock are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture and officers’ certificate or supplemental indenture relating to such Debt Securities, (3) such Common Stock or Preferred Stock are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or (4) such Common Stock or Preferred Stock are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock;

(viii)
if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the actions with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the actions with respect to Debt Securities referred to in paragraph 3 above will have been taken, (c) such Securities constitute Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, the actions with respect to such Warrants referred to in paragraph 4 above will have been taken, or (d) such Securities constitute Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Rights, the actions with respect to such Rights referred to in paragraph 5 above will have been taken;

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(ix)
if (a) such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all corporate necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, (d) such Securities constitute Rights that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Rights (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise;

(x)
if such Securities constitute (or constitute Preferred Stock exchangeable for or convertible into, or Warrants or Rights exercisable for, providing for the purchase of) Debt Securities, the officers’ certificate setting forth, or supplemental indenture establishing, any terms of such Debt Securities different from those in the related Indenture shall not include any provision that is unenforceable against the Company;

(xi)
if such Securities constitute Warrants, the Warrant Agreement related to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent, to be selected by the Company;

(xii)
if such Securities constitute Rights, the Rights Agreement related to such Rights and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as rights agent, to be selected by the Company;

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(xiii)
if such Securities constitute Units, the Unit Agreement relating to such Units and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and

(xiv)
if such Securities constitute Debt Securities, Warrants, Rights or Units, the applicable Instrument and, if such Securities constitute Preferred Stock exchangeable for or convertible into, or Warrants or Rights exercisable for, Debt Securities, the Indenture related to such Debt Securities and, if such Securities constitute Debt Securities exchangeable for or convertible into, or Warrants or Rights exercisable for and, if such Securities constitute Units, the Unit Agreement related to such Units will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms.

B.
We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware General Corporation Law; and (iii) the Laws of the State of New York.

C.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld LLP

AKIN, GUMP, STRAUSS, HAUER & FELD LLP